Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2026 relating to the financial statements appearing in the Annual Report on Form 20-F of Ucommune International Ltd. for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

Beijing China

June 26, 2026

BEIJING OFFICE ● Units 4606-4609 ● China World Tower B ● No. 1 Jian Guo Men Wai Avenue ● Chaoyang District, Beijing ● 100020

Phone 8610.8518.7992 ● Fax 8610.8518.7993 ● www.marcumasia.cn